Florida Canyon Property Location



FLORIDA CANYON
HUMBOLDT
NEVADA
PERSHING
LANDER
EUREKA
Winnemucca
Paradise Valley
Little Humboldt
Paradise Hill
Daveytown
Amos
Happy Creek Station
Willow Point
Getchell
Kelly
Red Butte
Barrett Springs
Laurel
Tule
Bliss
Weso
Golconda
Preble
Red House
Iron Point
Herrin
Fairview
Venado
Pronto
Jungo
Raglan
Rose Creek
Adelaide
Gold Run
Stone House
Valmy
Ellison
Rosebud
Raspberry Creek
Tungsten
Dun Glen
Scossa
Lander City
Rye Patch Reservoir
Mill City
Bonnie Briar
Mote Siding
Piute
Battle Mountain
North Battle Mountain
Shoshone
Jenkins
Mosel
Beowawe
Rosny
Buckingham Camp
Telluride
Blanco
Bannock
Humboldt House
Imlay
Humboldt City
Star City
Cherry Creek
Toulon
Poker Brown
Rye Patch
Unionville
Kyle Hot Springs
Mount Tobin
Dean
Pittsburgh
Crescent Valley
Bailey
Hilltop
Mud Springs
Arabia
Vanderwater
Clarksville
Oreana
Panama
Stevensville
McCoy
Gold Quartz
Frisbie
Tenabo
Gold Acres
Kennedy
Colado
Woolsey
Lower Rochester
Kodak
Lovelock
Jersey
Buckhorn
Cortez
Summit
Dutton
Fairlawn
95
80
Eureka
Alturas
Winnemucca
Bingham City
WYO.
CALIFORNIA
Reno
Salt Lake City
Santa Rosa
Sacramento
Ely
Delta
Price
Tuolumne
Milford
UTAH
San Francisco
Pioche
Cedar City
Salinas
Visalia
NEVADA
Ganado
Santa Maria
Las Vegas
ARIZ.
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